UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Coroware, Inc.

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COROWARE, INC.

4056 148th Avenue NE

Redmond, Washington 98052

TO THE STOCKHOLDERS OF COROWARE, INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of Coroware, Inc., a Delaware corporation (the “Company”), will be held on December 8, 2008 at 10:00 A.M. Pacific Standard Time at Bellevue Fairfield Inn, 14595 NE 29th Place, Bellevue, Washington 98007, for the following purposes:

1.

To elect four (4) directors of the Company to serve until the 2009 Annual Meeting of Stockholders or until their successors have been duly elected and qualified (Proposal 1);

2.

To approve a proposal to amend our Certificate of Incorporation, as amended, to effect a one-for-300 reverse split of our common stock (Proposal 2).

3.

To ratify the selection of LBB & Associates Ltd., LLP (“LBB & Associates”) as our independent auditors for the fiscal year ending December 31, 2008 (Proposal 3); and

4.

To transact such other business as may properly come before the Meeting and any adjournment or postponement thereof (Proposal 4).

Only stockholders who own shares of our common stock at the close of business on October 10, 2008 are entitled to notice of and to vote at the annual meeting. You may vote your shares by marking, signing and dating the enclosed proxy card as promptly as possible and returning it in the enclosed postage-paid envelope.

You may also vote in person at the annual meeting, even if you use the option listed above.

We have enclosed with this Notice of Annual Meeting, a proxy statement, a form of proxy and a copy of our annual report to stockholders. Our annual report is not a part of this proxy statement.

By Order of the Board of Directors

/s/ LLOYD T. SPENCER
Lloyd T. Spencer
Interim Chief Executive Officer

Redmond, Washington

October 31, 2008

October 31, 2008

To Our Shareholders:

Our company’s success depends on our ability to make our customers successful. It is only by achieving this goal that we are able to create value for all our stakeholders – our employees, our communities and, of course, you, our shareholders.

Over the past year, our company has undergone considerable transformation to become a business whose capabilities include the development and integration of web-based applications, mobile robotics products and IT solutions. During this transition, CoroWare launched a near-shore outsourcing practice, two new mobile robotics products and began to address legacy financial challenges in earnest. Equally important, we regained our focus on improving operational efficiencies, expense management, and cash flow.

We have been successful in achieving the following goals that will continue to drive CoroWare’s growth strategy:

•

Establishing CoroWare’s presence with the mobile robotics research community, including university, government and commercial customers

•

Gaining visibility and credibility with enterprise customers and independent software vendors by attaining Microsoft Gold Certified status

•

Broadening our customer base within Microsoft, with enterprise customers, and with mobile robotics researchers.

•

Reducing legacy debt that continues to burden our balance sheet and our organization. We still have considerable legacy debt to pay down, of course.

We are delivering you this proxy statement with regard to our upcoming Annual Meeting of Stockholders, which is scheduled to be held on Monday, December 8, 2008. At this meeting, in addition to other items, we will be asking shareholders to vote on a proposal for a reverse stock split of the issued and outstanding shares of our common stock at a ratio of 1-for-300.

A reverse split of 1 for 300 means that for every 300 shares you own, those shares will be converted into one equivalent share. In theory, the value of that one share should be worth 300 times what it was before the reverse split. As an example, if you own 3,000,000 shares of CROE.OB at a market price of $.0005 per share with a total value of $1,500.00 before the reverse split, you will receive 10,000 shares of CROE.OB at a market price of $.15 per share with a total value of $1,500.00.

CoroWare’s Board of Directors, the senior management team and I believe a reverse split will create a more stable capital structure and will enable CoroWare to achieve continued growth by:

•

We believe bringing the number of shares outstanding to a more realistic, manageable and attractive level should help generate investor interest in CoroWare, and will help CoroWare attract and retain employees

•

using available shares to raise the growth capital necessary to fund future growth through acquisitions and joint ventures, and to finance further product development necessary to achieve higher levels of sales and profits.

Although we can provide no assurance that the reverse split will indeed lead directly to our goals, the Board of Directors and senior management team believe that it is a necessary step.

All of these activities will require capital — growth capital — and we see the reverse split as a key step in realigning the shares outstanding to be at a more balanced and reasonable level which may attract more investors to appreciate the value proposition of our company as a long term investment.

In closing, I strongly believe we need to reduce the number of outstanding shares to continue our growth plan and increase our stockholders’ value. Therefore, I kindly ask for your support as we move towards continuation of our growth strategy.

Thank you again for your continued support,

Lloyd T. Spencer
Interim Chief Executive Officer

COROWARE, INC.

4056 148th Avenue NE

Redmond, Washington 98052

(Tel) (904)-280-3950

PROXY STATEMENT FOR 2008 ANNUAL MEETING OF STOCKHOLDERS

The board of directors is soliciting proxies to be used at our December 8, 2008 annual meeting of stockholders. Please read and carefully consider the information presented in this proxy statement and vote by completing, dating, signing and returning the enclosed proxy in the enclosed postage-paid envelope.

This proxy statement, the form of proxy and our annual report will be mailed to all stockholders on or about October 31, 2008. Our annual report is not a part of this proxy statement.

INFORMATION ABOUT THE ANNUAL MEETING

WHEN IS THE ANNUAL MEETING?

Monday, December 8, 2008, 10:00 a.m. Pacific Standard Time

WHERE WILL THE ANNUAL MEETING BE HELD?

The meeting will be held at Bellevue Fairfield Inn, 14595 NE 29th Place, Bellevue, Washington 98007.

WHAT ITEMS WILL BE VOTED UPON AT THE ANNUAL MEETING?

You will be voting on the following matters:

1.

ELECTION OF DIRECTORS. To elect four (4) directors to serve until the 2009 Annual Meeting of stockholders or until their successors are duly elected and qualified;

2.

AMENDMENT OF CERTIFICATE OF INCORPORATION. To approve a proposal to amend our Certificate of Incorporation, as amended, to effect a one-for-300 reverse split of our outstanding shares of common stock.

3.

RATIFICATION OF AUDITORS. To ratify the selection of LBB & Associates Ltd., LLP (“LBB & Associates”) as independent auditors of the Company for the fiscal year ending December 31, 2007; and

4.

OTHER BUSINESS. To transact such other business as may properly come before the annual meeting or any adjournment of the annual meeting. The Board of Directors is not aware of any other business to come before the Meeting.

WHO CAN VOTE?

Only holders of record of our common stock at the close of business on October 10, 2008 will be entitled to notice of and to vote at the annual meeting and any adjournments of the annual meeting. You are entitled to one vote for each share of common stock held on that date. On October 10, 2008, there were 794,337,063 shares of our common stock outstanding and entitled to vote.

YOUR BOARD OF DIRECTORS HAS APPROVED EACH OF THE PROPOSALS SET FORTH HEREIN.

ACCORDINGLY, THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE DIRECTORS, THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A ONE-FOR-300 REVERSE SPLIT OF OUR OUTSTANDING SHARES OF COMMON STOCK AND THE RATIFICATION OF THE APPOINTMENT OF LBB & ASSOCIATES AS AUDITORS.

HOW DO I VOTE BY PROXY?

You may vote your shares by mail by marking, signing and dating the enclosed proxy card as promptly as possible and returning it in the enclosed postage-paid envelope. Proxies should not be sent by the stockholder to the Company, but to Worldwide Stock Transfer, LLC, the Company’s Registrar and Transfer Agent, at 433 Hackensack Avenue, Level L, Hackensack NJ 07601. A pre-addressed, postage-paid envelope is provided for this purpose.

If you return your signed proxy card before the annual meeting, we will vote your shares as you direct. For the election of directors, you may vote for (1) all of the nominees, (2) none of the nominees or (3) all of the nominees except those you designate. For each other item of business, you may vote “FOR” or “AGAINST” or you may “ABSTAIN” from voting.

If you return your signed proxy card but do not specify how you want to vote your shares, we will vote them:

•

“FOR” the election of all of our nominees for directors; and

•

“FOR” the ratification of LBB & Associates Ltd., LLP as our independent auditors.

If any matters other than those set forth above are properly brought before the annual meeting, the individuals named in your proxy card may vote your shares in accordance with their best judgment.

HOW DO I CHANGE OR REVOKE MY PROXY?

You can change or revoke your proxy at any time before it is voted at the annual meeting by:

1.

Submitting another proxy by mail with a more recent date than that of the proxy first given;

2.

Sending written notice of revocation to Worldwide Stock Transfer, LLC, the Company’s registrar and transfer agent, at 433 Hackensack Avenue, Level L, Hackensack NJ 07601; or

3.

Attending the annual meeting and voting in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

WHAT CONSTITUTES A “QUORUM” FOR THE ANNUAL MEETING?

One-third of the outstanding shares of the Company common stock entitled to vote at the annual meeting, present or represented by proxy, constitutes a quorum. A quorum is necessary to conduct business at the annual meeting. You will be considered part of the quorum if you have voted by proxy. Abstentions, broker non-votes and votes withheld from director nominees count as “shares present” at the annual meeting for purposes of determining a quorum. However, abstentions and broker non-votes do not count in the voting results. A broker non-vote occurs when a broker or other nominee who holds shares for another does not vote on a particular item because the broker or nominee does not have discretionary authority for that item and has not received instructions from the owner of the shares.

HOW MANY VOTES ARE REQUIRED?

•

Directors nominees are elected by a plurality of the votes cast in person or by proxy, provided that a quorum is present at the Meeting.

•

The proposal to amend our Certificate of Incorporation, as amended, to effect a one-for-300 reverse split of our outstanding shares of common stock will require an affirmative vote of the majority of the issued and outstanding shares of common stock.

•

The ratification of the director’s selection of LBB & Associates Ltd., LLP as the Company’s independent auditors will require an affirmative vote of the majority of the votes cast in person or by proxy, provided that a quorum is present at the annual meeting.

WHO PAYS FOR THE SOLICITATION OF PROXIES?

We will pay the cost of preparing, printing and mailing material in connection with this solicitation of proxies. We will, upon request, reimburse brokerage firms, banks and others for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of stock or otherwise in connection with this solicitation of proxies.

WHY DOES THE COMPANY NEED TO HOLD THIS VOTE RELATING TO THE PROPOSED REVERSE STOCK SPLIT?

Our board of directors has determined that an amendment to our Certificate of Incorporation to effect a one-for-300 reverse stock split is necessary to support the company’s market price and is in the best interests of the company’s stockholders. Pursuant to the law of our state of incorporation, Delaware, our board of directors must adopt any amendment to our Certificate and submit the amendment to stockholders for approval. Accordingly, our board of directors is requesting your proxy to vote “FOR” Proposal No. 2 to amend our Certificate of Incorporation.

WHAT VOTE IS REQUIRED TO APPROVE THE REVERSE STOCK SPLIT?

The proposal must be approved by the holders of a majority of the outstanding shares of our common stock.

WHAT EFFECT WILL THE REVERSE STOCK SPLIT HAVE ON OUR ISSUED AND OUTSTANDING SHARES OF COMMON STOCK?

If the reverse stock split is approved by our stockholders, the company will exchange one new share for every 300 outstanding shares. As a result, when the reverse stock split becomes effective, the company will have approximately one-300th as many outstanding shares, but each share will be worth approximately 300 times as much. We will not issue fractional shares. We will round up fractional shares to the next whole share. The reverse stock split will not impact the market value of the company as a whole, although the market value of our common stock may move up or down once the reverse stock split is effective.

WHAT ARE THE MECHANICS OF THE REVERSE STOCK SPLIT?

Assuming the reverse stock split is approved by our stockholders, this is how it will work:

•

If your shares are held in “street name”—that is, through an account at a brokerage firm, bank, dealer, or other similar organization—the number of shares you hold will automatically be adjusted to reflect the reverse stock split.

•

If your shares are registered directly in your name with our transfer agent, upon the surrender your certificates representing pre-split shares in exchange for certificates representing post-split shares. No new certificates will be issued to you until you have surrendered your outstanding certificate(s) together with the properly completed and executed letter of transmittal to our transfer agent

Whether your shares are held in street name or directly, all fractional shares shall be rounded up to the next whole number of shares.

ARE THERE ANY DISSENTER’S RIGHTS OR APPRAISAL RIGHTS?

Pursuant to applicable Delaware law, there are no dissenter’s or appraisal rights relating to the matters to be acted upon at the Meeting.

WHEN ARE STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING DUE?

Any stockholder proposals for the 2009 annual meeting must be received by us, directed to the attention of the Company’s Interim Chief Executive Officer, Mr. Lloyd T. Spencer, Coroware, Inc., 4056 148th Avenue NE, Redmond, Washington 98052, no later than December 31, 2008. The use of certified mail, return receipt requested, is advised. To be eligible for inclusion, a proposal must comply with our bylaws, Rule 14a-8 and all other applicable provisions of Regulation 14A under the Securities Exchange Act of 1934.

PROPOSAL 1: ELECTION OF DIRECTORS

(ITEM 1 ON THE PROXY CARD)

At the Meeting, four (4) directors are to be elected. Pursuant to the Company’s By-laws, all directors are elected to serve for the ensuing year and until their respective successors are elected and qualified. Unless otherwise directed, the persons named in the enclosed Proxy intend to cast all votes pursuant to proxies received for the election of Messrs. Charlie House, Martin Nielson, John Kroon and Lloyd Spencer (collectively, the “Nominees”).

Vote required: Directors must be elected by a plurality of all votes cast at the meeting. Votes withheld for any director will not be counted.

Voting by the Proxies: The Proxies will vote your shares in accordance with your instructions. If you have not given specific instructions to the contrary, your shares will be voted to approve the election of the nominees named in the Proxy Statement. Although the Company knows of no reason why the nominees would not be able to serve, if a nominee were not available for election, the Proxies would vote your Common Stock to approve the election of any substitute nominee proposed by the Board of Directors. The Board may also choose to reduce the number of directors to be elected as permitted by our Bylaws.

General Information about the Nominees: The following information regarding the Nominees, their occupations, employment history and directorships in certain companies is as reported by the respective Nominees.

LLOYD T. SPENCER became interim Chief Executive Office of the Company on January 28, 2008 and a member of the Board of Directors and Vice President of the Company since September 20, 2007. Mr. Spencer is also President and CEO of CoroWare Technologies, Inc. Mr. Spencer has over 23 years of experience in the computer and networking industries in engineering, product marketing, business development, and sales management. His expertise spans a spectrum of service provider industries and technologies, including distributed network computing and embedded systems hardware development. Previously, Mr. Spencer has served as Vice-President of Marketing and Sales at eQuest Technologies; Solutions Unit Manager at Microsoft; Assistant Vice-President and Business Unit Manager at Newbridge Networks; and Product Line Manager at Sun Microsystems. Community involvement is an important part of Mr. Spencer’s life. He is an active contributor to the robotics community in the Seattle area through his participation in the Seattle Robotics Society. He is also instrumental in initiating and fostering 4H robotics clubs and programs in Washington State. Mr. Spencer received his Bachelors degree from Cornell University with a major in Biology and Animal Science and with an emphasis in Immunogenetics.

CHARLES H. HOUSE became a member of the Board of Directors in January 2007 and the Company’s Chairman in December 2007. Mr. House currently serves as the Executive Director for Stanford University’s MediaX program, as well as a Senior Research Scholar for Stanford’s Center for Studies in Language. Mr. House is also currently the Chairman of TII Network Technologies, Inc., a Nasdaq-listed company. He was instrumental in defining and creating the logic analysis instrumentation field, and recently led the Virtual Collaboration work for Intel’s IT Innovation Research group. Mr. House was also instrumental in establishing the Center for Information Technologies and Society at the University of California, Santa Barbara.

Earlier in his career, Mr. House led start-up activities for Hewlett-Packard that resulted in the creation of 12 business units, and also served as a start-up or turn-around leader for companies such as Veritas, Informix and Spectron MicroSystems. From 1982 to 1987, Mr. House served as Corporate Engineering Director of Hewlett-Packard. In 1988, Hewlett-Packard established the “Chuck House Productivity” annual award, the company’s first-ever award named after an employee. Mr. House holds a BS degree in Engineering Physics, California Institute of Technology, 1962; MS EE, Stanford University, 1964; MA History of Science, University of Colorado, 1970; and an MBA (Strategic Studies), Western Behavioral Sciences Institute, 1985.

MARTIN NIELSON was the Company’s Chief Executive Officer and Chairman of the Board of Directors from May 2003 until he resigned effective June 1, 2004. Mr. Nielson is a principal of Altos Bancorp, Inc., serving as its Chairman and Chief Executive Officer since November 2002. He has also served as Chief Executive Officer and director of Inclusion Inc. since September, 2000. Mr. Nielson and Altos were instrumental in assisting the Company in the negotiations that led to the Company’s settlement of its litigation with SunTrust Bank and in securing the financing that funded that settlement. Mr. Nielson will continue as a director of the Company. Mr. Nielson is a senior executive with extensive experience in operations and finance. He has been a business builder for 30 years with such companies as Gap, Businessland, and Corporate Express.

Altos, which is an outgrowth of Nielson’s M&A practice during his ten years in London is engaged in providing investment banking and business development services to growth oriented, emerging companies throughout the United States and Europe. Altos was retained by the Company to act as its business advisor, but that contract was concluded to coincide with the acquisition of RWT. Mr. Nielson is also a director of Advanced Communications Technologies, Inc.

JOHN C. KROON became a Director in April 2007. Mr. Kroon was the President and Chief Executive Officer and currently is Vice-Chairman of ImageGuide, Inc., which is a medical assist-device start-up company, in Baltimore, Maryland. Prior to this he worked for 6 years as the Vice-President of Corporate Strategies and Business development for GEFanuc North America in Charlottesville, Virginia. While at GEFanuc, he completed, amongst other things, 5 acquisitions worth $150 million including a NASDAQ publicly traded company.

In 1974, Mr. Kroon began working with Reuter-Stokes Electronic Components developing radiation sensor systems for oil-well logging, thickness gauging and in-core sensors for boiling-water nuclear reactors. General Electric acquired Reuter-Stokes in 1984 and Mr. Kroon became the President of Reuter-Stokes in 1986. This position led to a varied 17-year career with GE as a Senior Executive that included a 4-year assignment as President of GEFanuc Europe’s Industrial Automation Business in Frankfurt and Luxembourg. He is a senior member of the IEEE, serves on several Boards, has 5 patents and 32 technical publications

Mr. Kroon began his career as a chemist for Eldorado Mining & Refining, engaged in Uranium mining and processing in Canada, and later worked at Atomic Energy of Canada Ltd., in Chalk River, Ontario as a Research Scientist in reactor instrumentation. He received both his Bachelor of Science and PhD degrees in Nuclear Physics from the University of Ottawa. Mr. Kroon was born in the Netherlands and his family emigrated from Amsterdam to Ottawa, Canada in 1957.

ROLE OF THE BOARD

Pursuant to Delaware law, our business, property and affairs are managed under the direction of our board of directors. The board has responsibility for establishing broad corporate policies and for the overall performance and direction of the Company, but is not involved in day-to-day operations. Members of the board keep informed of our business by participating in board and committee meetings, by reviewing analyses and reports sent to them regularly, and through discussions with our executive officers.

CODE OF ETHICS DISCLOSURE COMPLIANCE

The Company has adopted a Code of Ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer and other employees performing similar functions. The Code of Ethics was revised and updated in 2007 and approved by the Board on December 6, 2007. The Code of Ethics is posted on its website www.innovaroboticsautomation.com under the investor section of its website.

ELECTION OF DIRECTORS REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING. SHARES OF COMMON STOCK REPRESENTED BY PROXY CARDS RETURNED TO US WILL BE VOTED FOR THE NOMINEES LISTED ABOVE UNLESS YOU SPECIFY OTHERWISE.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”

THE ELECTION OF DIRECTORS.

PROPOSAL NO. 2 – ONE FOR 300 REVERSE SPLIT

(ITEM 2 ON THE PROXY CARD)

AMENDMENT OF OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED,
TO EFFECT A ONE-FOR-300 REVERSE SPLIT OF OUR COMMON STOCK

Our board of directors has unanimously adopted and is submitting for stockholder approval an amendment to our Certificate of Incorporation, as amended, also referred to as the Charter, that would effect a one-for-300 reverse split of our common stock. The authorized shares of our common stock will not be affected. Pursuant to the law of our state of incorporation, Delaware, our board of directors must adopt any amendment to our Charter and submit the amendment to stockholders for their approval. The affirmative vote of a majority of the outstanding shares of our common stock is required to approve Proposal No. 2.

The form of the proposed amendment to our Charter to effect the reverse stock split is attached to this Proxy Statement as Annex A. The amendment will effect a one-for-300 reverse split of the issued and outstanding shares of our common stock. The reverse stock split would not have any economic effect on our stockholders, debt holders or holders of options or restricted stock, except to the extent the reverse stock split would result in fractional shares, as discussed further below.

Reasons for the Reverse Stock Split

Our board of directors has determined that an amendment to our Certificate of Incorporation to effect a one-for-300 reverse stock split is necessary to support the company’s market price and is in the best interests of the company’s stockholders. Our board of directors believes that, in addition to increasing the price of our common stock, the reverse stock split would also make our common stock more attractive to a broader range of institutional and other investors. Accordingly, we believe that effecting the reverse stock split would be in the company’s and our stockholders’ best interests.

Reducing the number of outstanding shares of our common stock through the reverse stock split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the reverse stock split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the reverse stock split or that the market price of our common stock will not decrease in the future.

Effect on Existing Shares of Common Stock

The proposed reverse stock split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interest in the company, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share, as described below. Proportionate voting rights and other rights and preferences of the holders of our common stock would not be affected by a reverse stock split, other than as a result of rounding up fractional shares to the next whole number.  The below table provides specifics with respect to the number of shares of the Company's common stock currently authorized, currently issued and outstanding, and currently authorized but unissued.

	Pre-Reverse	Post Reverse
Authorized Shares	900,000,000	900,000,000
Issued and Outstanding Shares	811,037,063	2,703,457
Authorized but unissued	88,962,937	897,296,543

Since the reverse stock split will result in increased available shares, it may be construed as having an anti-takeover effect. Although neither the Board of Directors nor the management of the Company views this proposal as an anti-takeover measure, the Company could use the increased available shares to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. For example, the Company could privately place shares with purchasers who might side with the Board of Directors in opposing a hostile takeover bid or issue shares to a holder which would, thereafter, have sufficient voting power to assure that any proposal to amend or repeal the Bylaws or certain provisions of the Certificate of Incorporation would not receive the requisite vote.  Our Certificate of Incorporation already include authorization of preferred stock, which can also be seen as an anti-takeover measure, and our Board of directors can designate the rights, preferences, privileges and restrictions of series of preferred stock without further shareholder action.  Cumulative voting is not provided for in our Certificate of Incorporation or Bylaws, which also may make it harder for third parties to gain control over the Company. We do not currently have a staggered Board of Directors, and we have not adopted any shareholders rights plans, or so-called poison pills.  Further, there are no other plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences

Except as set forth below, the Company presently does not have any plans, proposals or arrangements to issue for any purpose, including future acquisitions and/or financings any of the authorized shares of common stock that would become newly available following the reverse stock split:

On July 21, 2006, the Company consummated a Securities Purchase Agreement dated July 21, 2006 with Cornell Capital Partners LP (Cornell) providing for the sale by the Company to Cornell of its 10% secured convertible debentures in the aggregate principal amount of $2,825,000, net of deferred financing costs of $263,143 of which $1,250,000 was advanced immediately and $575,000 was advanced in August concurrent with its filing of the Registration Statement with the Securities and Exchange Commission (SEC).  The last installment of $1,000,000 was advanced on December 7, 2006.

The Debentures mature on the third anniversary of the date of issuance. The holder of the Debentures may, at any time, convert amounts outstanding under the Debentures into shares of common stock of the Company at a fixed conversion price per share equal to $0.04. The Company's obligations under the Purchase Agreement are secured by substantially all of the assets of the Company and those of its wholly owned subsidiary, CoroWare.

Under the Purchase Agreement, the Company also issued to Cornell five-year warrants to purchase 1,000,000 and 1,500,000 shares of Common Stock at prices equal to $0.50 and $1.00, respectively, together with three-year warrants to purchase 2,300,000, 2,000,000 and 2,500,000 shares of Common Stock at prices equal to $0.25, $0.65 and $0.75, respectively.

The Company has the right to redeem a portion or all amounts outstanding under the Debenture prior to the Maturity Date at a 10% redemption premium plus accrued provided that the closing bid price of the Common Stock is less than the Conversion Price and there is an effective Registration Statement covering the shares of Common Stock issuable upon conversion of the Debentures and exercise of the Warrants (as defined below).  In addition, beginning on the earlier of: (i) the first trading day following the day which the Registration Statement is declared effective by the Commission, or (ii) December 1, 2006, and continuing on the first trading day of each calendar month thereafter, Cornell may require the Company to redeem up to $500,000 of the remaining principal amount of the Debentures per calendar month.  However, Cornell may not require the Company to redeem the Debentures if the closing bid price of the Common Stock exceeds the Conversion Price for each of the five consecutive trading days immediately prior to the redemption date, and the Registration Statement has been declared effective and remains effective on the redemption date. The Company has the option, in its sole discretion, to settle any requested redemptions by either paying cash plus a 10% redemption premium plus accrued interest or issuing the number of shares of the Company’s common stock equal to the cash amount owed divided by a stock price equal to 95% of the lowest daily volume weighted average price of the Company’s common stock during the thirty (30) trading days immediately preceding the date of the redemption.

On October 25, 2007, the Company consummated a Securities Purchase Agreement dated October 25, 2007 with Y.A. Global Investments L.L.C. (Yorkville) for the sale by the Company to Yorkville of its 12% secured convertible debentures in the aggregate principal amount of $600,000, net of deferred financing costs of $75,000.

The Debentures mature on the third anniversary of the date of issuance. The holder of the Debentures may, at any time, convert amounts outstanding under the Debentures into shares of common stock of the Company at a fixed conversion price per share equal to $0.02 or 85% of the lowest volume weighted average price for the 30 days preceding the conversion date. The Company may elect to pay in cash plus a conversion premium of 12% plus accrued interest. The Company's obligations under the Purchase Agreement are secured by substantially all of the assets of the Company and those of its wholly owned subsidiary, CoroWare.

The Company has the right to redeem a portion or all amounts outstanding under the Debenture prior to the Maturity Date at a 12% redemption premium provided that the closing bid price of the Common Stock is less than the Conversion Price and there is an effective Registration Statement covering the shares of Common Stock issuable upon conversion of the Debentures and exercise of the Warrants (as defined below).  In addition, beginning on the earlier of: (i) the first trading day following the day which the Registration Statement is declared effective by the Commission, or (ii) December 1, 2006, and continuing on the first trading day of each calendar month thereafter, Yorkville may require the Company to redeem up to $500,000 of the remaining principal amount of the Debentures per calendar month.  However, Yorkville may not require the Company to redeem the Debentures if the closing bid price of the Common Stock exceeds the Conversion Price for each of the five consecutive trading days immediately prior to the redemption date, and the Registration Statement has been declared effective and remains effective on the redemption date. The Company has the option, in its sole discretion, to settle any requested redemptions by either paying cash or issuing the number of shares of the Company’s common stock equal to the cash amount owed divided by a stock price equal to 95% of the lowest daily volume weighted average price of the Company’s common stock during the thirty (30) trading days immediately preceding the date of the redemption.  If the Company elects to pay a requested redemption in cash, Yorkville will receive warrants to purchase 35,000 shares of common stock with an exercise price of $0.025 per share for each $100,000 redeemed.

On March 20, 2008, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Yorkville Advisors providing for the sale by the Company to Yorkville of (i) 14% Secured Convertible Debentures in the aggregate principal amount of $300,000 (the “Debentures”) due on March 20, 2010 (the “Repayment Date”) and (ii) warrants to purchase 10,000,000 shares of common stock (the “Warrants”). Terms defined will have the same meaning as in the Purchase Agreement or the Debenture.

The Debentures are convertible into shares of the Company’s common stock at $0.02. On each Installment Date, the Company shall pay to Yorkville an amount equal to the lesser of (a) $13,044 and (b) the Principal amount under the Debenture as of such Installment Date. On the Repayment Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest.

The Warrants to purchase 10,000,000 shares of Common Stock have an exercise price of $0.02 per share. The Warrants have a term of five (5) years and shall be exercised on a cash basis.

Additionally, the Company entered into an amendment agreement (the “Amendment Agreement”) with Yorkville, which amends all outstanding debentures, including (i) Secured Convertible Debenture due July 20, 2009 (#IVHG-2-1) issued on July 20, 2006, as amended in the original principal amount of US$1,250,000, (ii) Secured Convertible Debenture due August 22, 2009 (#IVHG-2-2) issued on August 22, 2006, as amended in the original principal amount of US$575,000. (iii) Secured Convertible Debenture due December 7, 2009, (#IVHG-2-3) issued on December 7, 2006, as amended in the original principal amount of US$1,000,000., and (iv) Secured Convertible Debenture due November 2, 2010, (#INRA-1-1) issued on November 2, 2007, as amended in the original principal amount of US$600,000 (collectively, the “ Prior Debentures”) held by Yorkville with the following:

•

interest will accrue on the outstanding principal balance of each of the Prior Debentures at an annual rate equal to fourteen percent (14%) effective as of the date hereof;

•

the conversion price shall be the lower of .02 or eighty-five percent (85%) of the lowest Volume Weighted Average Price in the thirty (30) trading days prior to the conversion date.

In addition, commencing with the effective date of the Reverse Stock Split, all outstanding derivative securities, unless the amount of shares that such security is convertible into is protected against stock splits, entitling the holders thereof to purchase shares of the Company’s common stock will entitle such holders to receive, upon exercise or conversion of their derivative security, 1/300th of the number of shares of the Company’s common stock which such holders may purchase upon exercise or conversion of their derivative securities. In addition, commencing on the effective date of the Reverse Stock Split, the exercise price of all outstanding derivative securities will be increased by a multiple of 300 unless the exercise or conversion price is protected against stock splits.

The Company believes that the Federal income tax consequences of the reverse stock split to holders of Common Stock will be as follows:

(i)

Except as explained in (v) below, no income gain or loss will be recognized by a shareholder on the surrender of the current shares or receipt of the certificate representing new post-split shares.

(ii)

Except as explained in (v) below, the tax basis of the New Shares will equal the tax basis of the Old Shares exchanged therefore.

(iii)

Except as explained in (v) below, the holding period of the New Shares will include the holding period of the Old Shares if such Old Shares were held as capital assets.

(iv)

The conversion of the Old Shares into the new shares will produce no taxable income or gain or loss to the Company.

(v)

The Federal income tax treatment of the receipt of the additional fractional interest by a shareholder is not clear and may result in tax liability not material in amount in view of the low value of such fractional interest.

The Company’s opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

THE ABOVE REFERENCED IS A BRIEF SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE REVERSE STOCK SPLIT. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES. THE COMPANY ADVISES EACH PARTICIPANT TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE

Effectiveness of Reverse Stock Split

The reverse stock split, and the reduction in the authorized shares of common stock, if approved by the company’s stockholders, would become effective on the date (the “Effective Date”) of filing of a Certificate of Amendment to our Charter with the Secretary of State of the State of Delaware. It is expected that such filing will take place on or shortly after the date of the Meeting, assuming the stockholders approve the amendment. However, the exact timing of the filing of the amendment will be determined by the board of directors based on its evaluation as to when such action will be the most advantageous to us and our stockholders, and the board of directors. In addition, the board of directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the reverse stock split, and reduction in authorized shares of common stock if, at any time prior to filing the amendment, the board of directors, in its sole discretion, determines that it is no longer in our best interests and the best interests of our stockholders. The Company’s authorized shares of our common stock will not be affected.

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to the reverse stock split described in this Proposal No. 2, and we will not independently provide our stockholders with any such rights.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL TO AMEND

OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A

 ONE-FOR-300 REVERSE SPLIT OF OUR COMMON STOCK

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

(ITEM 3 ON THE PROXY CARD)

LBB & Associates Ltd., LLP has served as the Company’s independent auditors since September 22, 2004 and has been appointed by the Board to continue as the Company’s independent auditors for the fiscal year ending December 31, 2008. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board will reconsider its selection of auditors. LBB & Associates Ltd., LLP has no interest, financial or otherwise, in the Company.

A representative of LBB & Associates Ltd., LLP is not expected to be present at the Annual Meeting.

The proxy holders intend to vote the shares represented by proxies to ratify the Board of Directors’ selection of LBB & Associates Ltd., LLP as the Company’s independent auditors for the fiscal year ending December 31, 2008.

Audit and Related Fees

Audit Fees

The aggregate fees billed for professional services rendered by LBB & Associates Ltd., LLP for the audit of the Company’s annual financial statements and review of the financial statements included in the Registrant’s Forms 10-QSB or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for fiscal years 2007 and 2006, were $63,200 and $84,395, respectively.

Audit Related Fees

The aggregate fees billed for professional services rendered by LBB & Associates Ltd., LLP for audit related fees for fiscal years 2007 and 2006 were $0 and $0, respectively.

Tax Fees

The aggregate fees billed for professional services rendered by LBB & Associates Ltd., LLP for the preparation of the Registrant’s tax returns, including tax planning for fiscal years 2007 and 2006 were $0 and $0, respectively.

All Other Fees

No other fees were paid to LBB & Associates Ltd., LLP for fiscal years 2007 and 2006.

Audit Committee Policies and Procedures

The Company does have an audit committee. The Board of Directors of the Company approved all of the services rendered to the Company by LBB & Associates Ltd., LLP for fiscal years 2007 and 2006.

Audit Work Attributed to Persons Other than LBB & Associates Ltd., LLP.

Not applicable.

Approval of this proposal requires the affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

RECOMMENDATION OF THE BOARD

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF

LBB & ASSOCIATES LTD., LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE

FISCAL YEAR ENDING DECEMBER 31, 2008.

BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON STOCK OF PRINCIPAL

STOCKHOLDERS, DIRECTORS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of October 17, 2008 by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended. Generally, a person is deemed to be the beneficial owner of a security if he has the right to acquire voting or investment power within 60 days.

Percentage ownership in the following table is based on 811,037,063 shares of common stock outstanding as of October 17, 2008. A person is deemed to be the beneficial owner of securities that can be acquired by that person within 60 days from October 17, 2008 upon the exercise of options, warrants or convertible securities, or other rights. Each beneficial owner’s percentage ownership is determined by dividing the number of shares beneficially owned by that person by the base number of outstanding shares, increased to reflect the shares underlying options, warrants, convertible securities, or other rights included in that person’s holdings, but not those underlying shares held by any other person.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Charles House	454,545	*
PO Box 08278	Direct Ownership
Fort Myers, FL 33908
Martin Nielsen	4,955,049	*
PO Box 08278	Direct Ownership
Fort Myers, FL 33908
John Kroon	971,078	*
PO Box 08278	Direct Ownership
Fort Myers, FL 33908
Lloyd Spencer	5,074,041	*
PO Box 08278	Direct Ownership
Fort Myers, FL 33908
Directors and Officers as a Group (4 persons)	11,454,713	1.4%

SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16 (a) of the Securities and Exchange Act of 1934 requires the Company’s officers and directors and persons who beneficially own more than 10% of the Company’s common stock (collectively, “Reporting Persons”) to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. We believe that all Reporting Persons complied with all applicable reporting requirements, except for the late filings of Form 3 (Initial Statement of Beneficial Ownership of Securities), and 4 (Statement of Changes of Beneficial Ownership of Securities) filings of John Kroon, Jerry Horne, Sheri Aws, and Walter Weisel. The Company is putting in place an enhanced compliance program to assist officers and directors with these filings.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash compensation (including cash bonuses) paid or accrued and equity awards granted by us for years ended December 31, 2007 and 2006 to our Chief Executive Officer and our most highly compensated officers other than the Chief Executive Officer whose total compensation exceeded $100,000.

Innova Robotics and Automation, Inc. Summary Compensation Table

Name & Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-equity Incentive Plan Compensation	Change in Pension Value and Non- Qualified Deferred Compensation Earnings	All other Compensation	Totals
Walter Weisel (1)	2007	$220,000	$50,000	––	––	—	—	—	$270,000
	2006	$150,000	––	––	$116,667	—	—	—	$266,667
Eugene Gartlan (2)	2007	$200,000	$50,000	––	––	—	—	—	$250,000
	2006	$180,000	––	$50,000	$294,040	—	—	—	$524,040
Kenneth Vanden Berg (3)	2007	$175,000	––	––	––	—	—	—	$175,000
	2006	$152,000	––	––	––	—	—	—	$152,000
Lloyd Spencer (4)	2007	$150,000	––	––	––	—	—	—	$150,000
	2006	––	––	––	––	—	—	—	––

Notes:

(1)

Walter K. Weisel served as Chairman and CEO of the Company from August 25, 2004, the date the merger between the Company and RWT closed until his resignation as CEO on August 21, 2007 and from all other positions and the Board of Directors in December 2007. Under his employment agreement prior to August 21, 2007, Mr. Weisel’s salary was increased on April 1, 2007 from $150,000 to $220,000. The difference between $150,000 and $220,000 was accrued and included in the settlement agreement with Mr. Weisel upon his termination. After August 21, 2007, his new salary was $150,000. On December 13, 2007, Mr. Weisel received a Employment Termination and Retirement Agreement.

(2)

Eugene V. Gartlan passed away following a brief illness prior to completion of a new employment agreement reflecting the terms of his employment as CEO and CFO. The compensation committee had agreed to a salary of $200,000 per year, with $42,000 payable as cash and the balance in stock at the current price. As of the date of his death, $79,000 remained to be paid in cash and stock. He was also to be awarded 2,000,000 shares of restricted common stock and 1,000,000 fully vested options at a purchase price of $.01. The Board of Directors has agreed to issue the stock and pay Mr. Gartlan’s surviving spouse the above amounts and to provide 18 months of COBRA coverage.

Mr. Gartlan served as a consultant to the Company since December 15, 2004 through his wholly owned company, Stratex Solutions, LLC. (“Stratex”), a business consulting firm. Stratex earned 1,200,000 shares of the Company’s common stock and received reimbursement of business expenses of approximately $12,000 as consideration for these consulting services. Additionally, on December 15, 2004 Stratex received 1,212,128 options at an exercise price of $0.05 per share with a term of ten years. Upon the direction of Stratex the shares were issued directly to Mr. Gartlan. On June 30, 2005, the Company and Mr. Gartlan entered into an Employment Agreement effective as of June 14, 2005, For all the services to be rendered by Mr. Gartlan from June 14, 2005 through December 14, 2005, Mr. Gartlan was granted stock options to purchase 1,800,000 shares of common stock of the Company at the purchase price of $0.36 with a term of ten years. After December 14, 2005, Mr. Gartlan was paid a salary of $15,000 per month, which payment commenced in January 2006 and terminated on December 13, 2006. In March 2006 the Company modified the 1,800,000 options granted to Mr. Gartlan as part of his employment agreement dated June 30, 2005 by changing their vesting from a three year period to 100% vested as of December 14, 2005, and by modifying the exercise price from $0.036 to $0.1. They expire in June 2015. Additionally, the 1,212,128 options that were granted to Stratex Solutions, Inc. in December 2004 were modified in March 2006 to vest over three years. They expire in December 2014. On December 31, 2007, all of these options were cancelled and converted into restricted common stock one-for-one and issued in lieu thereof by action of the Board of Directors.

On December 13, 2006 Mr. Gartlan resigned as CFO and accepted the office of Executive Director of Strategic Development at an annual salary of $45,000 and became a Director.

(3)

Kenneth Vanden Berg served as CFO to the Company from December 13, 2006 through his termination September 10, 2007. Mr. Vanden Berg entered into an employment agreement effective as of December 13, 2006 granting him stock options to purchase 1,000,000 shares of restricted common stock of the Company at the purchase price of $.20 with a term of ten years. His salary under the agreement was $152,000 per annum and subsequently increased to $175,000 per annum on April 1, 2007. None of the options granted to Mr. Vanden Berg were vested on the date of his termination and all options were cancelled.

(4)

Lloyd Spencer has served as Interim CEO since January 28, 2008. On September 20, 2007 he accepted the offices of Vice President of Business Development and Director. Mr. Spencer is CFO and President of the Company’s subsidiary, CoroWare Technologies, Inc. with an annual salary of $150,000. On May 16, 2006 Mr. Spencer entered into an employment agreement which granted him 500,000 stock options to purchase restricted shares of the Company’s common stock at $.18 which were cancelled on December 31, 2007 and converted into restricted common stock one-for-one and issued in lieu thereof by action of the Board of Directors. Mr. Spencer was granted 2,000,000 options to purchase restricted shares of the Company’s common stock at $.04 on May 16, 2006. These options have a ten year term and vest ratably over three years. On December 31, 2007 the options were re-priced from $.04 to $.01. As of March 31, 2008, 666,666 of these options have vested.

Stock Option Plans

The Company’s 2005 Stock Option Plan was ratified by the Stockholders of the Corporation at a Special Meeting of the Stockholders on November 3, 2006. The plan is presently administered by the Company’s Board of Directors, which selects the eligible persons to whom options shall be granted, determines the number of common shares subject to each option, the exercise price therefore and the periods during which options are exercisable, interprets the provisions of the plan and, subject to certain limitations, may amend the plan. Each option granted under the plan shall be evidenced by a written agreement between the Company and the optionee.

Options may be granted to employees (including officers) and directors and certain consultants and advisors.

The exercise price for stock options is determined by the Board of Directors. The term of the option is determined by the Board of Directors. Options granted under the plan are not transferable, except by will and the laws of descent and distribution.

Options in Year Ended December 31, 2007
Individual Grants
Name	Number of Shares Underlying Options	% of Total Options Granted to Employees	Exercise Price	Market Price	Expiration Date
Walter K. Weisel (See Note 1)	1,500,000 500,000 2,000,000	17.3%	$0.10 $0.10 $0.13	$0.17 $0.10 $0.13	4/12/2015 3/10/2016 4/1/2017
Eugene V. Gartlan (See Note 2)		––	––	––	––
Kenneth Vanden Berg (See Note 3)	1,000,000 500,000	9.7%	$0.20 $0.01	$0.20 $0.12	12/13/2016 4/12/2017
Lloyd Spencer (See Note 4)	2,000,000	13%	$0.01	$0.39	5/16/2016

Notes:

(1)

Walter K. Weisel was employed as CEO of the Company from August 25, 2004, until his resignation August 21, 2007 and from all other positions in December 2007. Mr. Weisel was granted 1,500,000 options on April 12, 2005 at an exercise price of $.10, expiring in ten years and vesting ratably over three years. Upon his termination December 13, 2007 1,000,000 of the 1,500,000 options had vested and remain exercisable until their termination date. On March 10, 2006, Mr. Weisel was granted 500,000 options at an exercise price of $.10 and immediate vesting. In accordance to the Option Plan the options were granted under, Mr. Weisel had up thru 3 months after his termination to exercise these options. They were not exercised and were forfeited. On April 1, 2007, Mr. Weisel was granted 2,000,000 options to purchase restricted shares of the Company’s common stock at $.13, expiring in 10 years, vesting ratably over 3 years. These options did not vest prior to Mr. Weisel’s termination.

(2)

Mr. Gartlan was employed as the Company’s Chief Financial Officer effective June 14, 2005. He did not receive any cash compensation, including salary or bonus in 2005. Mr. Gartlan was granted 1,800,000 options in lieu of a cash salary. In March 2006 the Company modified the 1,800,000 options granted to Mr. Gartlan as part of his employment agreement dated June 30, 2005 by changing their vesting from a three year period to 100% vested as of December 14, 2005, and by modifying the exercise price from $.036 to $.01. The term remains ten years with expiration in June 2015. The Company granted 1,212,128 options to Stratex Solutions, LLC, Mr. Gartlan’s Consulting Company in Mr. Gartlan’s name at his request. These options had an exercise price of $.05, ten year term, and vested ratably over three years. All of these options were cancelled and converted into restricted common stock one-for-one and issued in lieu thereof by action of the Board of Directors.

(3)

Mr. Vanden Berg’s employment was terminated prior to the vesting of any options and all of his options were cancelled.

(4)

Mr. Spencer was granted 2,000,000 options to purchase restricted commons shares of the Company’s common stock at a purchase price of $.04, expiring in ten years, and vesting ratably over three years. As of March 31, 2008, 666,666 of these options have vested and the exercise price was reduced to a $00.01by the Board of Directors. On May 16, 2006 Mr. Spencer entered into an employment agreement and was granted 500,000 options at $.18 which were cancelled on December 31, 2007 and converted into restricted common stock one-for-one and issued in lieu thereof by action of the Board of Directors.

Except as described above no other equity awards were made in 2006 and 2007 to any of the Executive Officers.

Director’s Compensation

The Company has not paid and does not presently propose to pay cash compensation to any director for acting in such capacity.

On April 12, 2007, the Board of Directors upon recommendation of the Compensation Committee adopted plan set forth below for compensating non employee directors. Under the plan the compensation of the Company’s Board of Directors is all paid in restricted shares of the common stock of the Company and does not include any cash compensation for Board member or Committee member activities. Directors may be reimbursed for out of pocket expenses in restricted common stock or cash. The plan is as

Annual fee for outside Board membership and meeting attendance	restricted common stock valued at $25,000
Annual fee for audit committee chair	restricted common stock valued at $8,000
Annual fee for compensation, nominating and other chairs	restricted common stock valued at $6,500
Annual fee for committee membership	restricted common stock valued at $5,000
Options awarded in January valued at closing price on grant date	options for shares valued at $50,000

All restricted common stock is allocated at beginning of year based on January’s 30 day volume weighted average closing price and delivered to board members monthly as earned by attendance, either by phone or in person. New directors receive restricted common stock valued at $130,000, which vests ratably equally over 24 months.

Each current outside director, Messrs. Nielsen, McNear, Conklin, Wynns, House and Kroon, was entitled to receive for his service in 2007, stock in the following amounts:

Director	Restricted Common Stock to be Issued in 2008	Share Price
Martin Nielson	308,192	$.13
Gary McNear	219,508	$.13
Craig Conklin	235,338	$.13
Richard Wynns	185,562	$.13
Charles House	690,908	$.13
JohnKroon	518,915	$.13

The above shares will be issued in 2008.

In December 2004 and in March 2006, the Company awarded each director 500,000 options in each year for services as a director, each with an exercise price of $.10 per share and a term of ten years. In addition, Mr. Weisel received 1,500,000 options in April 2005 for services as Chief Executive Officer. Originally these options had an exercise price of $.17 per share but were modified in March 2006 to have an exercise price of $.10 per share. These options have a term of ten years and expire in April 2015. Upon Mr. Weisel termination 1,000,000 were vested and 500,000 were cancelled. In April 2007 each director who served during 2006, Messrs. Nielsen, McNear, Conklin and Wynns, were each awarded options for 500,000 shares of common stock at an exercise price of $0.11 per share, expiring in ten years and vesting ratably over three years. Each of these options was converted into common stock in February 2008.

On April 12, 2007, the Board of Directors approved the grant of an option to purchase 454,545 shares of the Company’s restricted common stock to each of the nonemployee directors of the Company for a total of 2,272,725 shares. On December 31, 2007, the directors approved the conversion of the aggregate of these options into 2,272,725 restricted shares of common stock.

Employment Agreements with Executive Officers

Currently there is an employment agreement with Lloyd Spencer, interim CEO of Innova Robotics and Automation, Inc., and President and CEO of Coroware Technology, Inc. CoroWare Technology, Inc. and the Company entered a five year employment agreement with Mr. Spencer on May 16, 2005. Under the terms of this agreement, Mr. Spencer was to serve as the President of CoroWare and to provide services as needed to the Company. His salary is $150,000 per annum.

Employment Termination and Retirement Agreement

On December 18, 2007, the Company entered into a Termination and Resignation Agreement and Consulting Agreement with Walter Weisel Upon execution of the Termination and Retirement Agreement, Mr. Weisel was paid cash in the amount of $10,000 as accrued but unpaid salary. In addition, he was paid $3,200 for non reimbursed expenses. The aggregate gross sum of $110,000 of accrued and unpaid compensation, less applicable health insurance premiums, is payable to Mr. Weisel as follows:

(a)

Eleven monthly payments beginning in March 2008 of $10,000 in the Corporation’s restricted common stock at the Volume Weighted Average Price (VWAP) of the Corporation’s stock price for the five (5) trading days immediately preceding the payment date; such VWAP will be the share price amount as determined by Bloomberg. The payment amount shall be less such amount as it is required to pay the actual premiums for Executive’s health insurance during the period January 1, 2008 thru June 30, 2008, not to exceed the amount that would be payable by Executive if Executive elected COBRA coverage. All such stock shall be subject to Rule 144. All such monthly payments shall end after eleven (11) months of payment.

(b)

Additional Stock Payment . The Corporation shall pay 2,800,000 shares of the Corporation’s restricted common stock to Executive in four equal quarterly installments in 2008 beginning April 1, 2008. Such stock shall be subject to Rule 144.

The Consulting Agreement with Mr. Weisel provides that Mr. Weisel shall have the exclusive right to market the HLPR Chair for the benefit of the Corporation and its shareholders on terms acceptable to the Corporation. Consultant shall not at any time either during the six (6) month period of the Consulting Agreement or for eighteen months (18) months thereafter, market the HLPR Chair for the benefit of any other party, unless expressly approved in writing by the Corporation. Mr. Weisel further agreed that the development work done with the HLPR Chair was and is for the benefit of the Corporation and that he will not disclose any confidential information or be employed by any entity which is developing the HLPR Chair if there is no agreement between the developer of the HLPR Chair and the Corporation and or one of its subsidiaries.

Additionally, the Consulting Agreement provides that Consultant shall have the nonexclusive right to license the RWT intellectual property (patents) and pursue compensation for trade secret violations, subject to the Corporation’s approval of any licensing agreement or trade secret award or settlement. Consultant shall be paid 7.5% of all net revenues received by the Corporation during the period commencing on the date of this agreement through the date which is the third anniversary of this agreement from such licensing agreements or trade secret awards or settlement agreements entered as a direct result of Consultant’s efforts. As of March 30, 2008, Mr. Weisel has not been successful in obtaining any license agreement or trade secret award or settlement. Mr. Weisel’s Consulting Agreement expires on June 19, 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During November 2004, a principal shareholder loaned the Company $165,000 to pay down the line of credit with Fifth Third Bank. The loan had the same terms as the Fifth Third Bank line of credit, except that it remained unsecured until such time as the Fifth Third Bank line of credit was fully paid, including principal and accrued interest, and was due upon demand. In January 2005, the Fifth Third Bank line of credit was paid off. The loan and accrued interest was exchanged for stock in October 2007.

On July 22, 2005 the Company borrowed $30,000 from a beneficial shareholder and director, Rick Wynns, and entered into a short term note for that amount, the terms of which are: interest at the annual rate of 5%, due date in six months, and principal and accrued interest are convertible into common stock of the Company at $.015 per share. The due date of the note has been extended to December 31, 2008. To date there have been no conversions.

During September through December 2005, the Company also entered into short-term debt obligations other than in the ordinary course of business. All of the short-term debt bears interest at the rate of 10% per annum. The following table sets forth the names of the lenders, the amount of the loans, the dates of the loans and the due date of the loans:

Lender	Amount of Loan	Outstanding Balance at December 31, 2007	Date of Loan	Due Date
Estate of Eugene Gartlan	$40,000	––	September 19, 2005
Jerry Horne	$50,000	––	September 22, 2005
Estate of Eugene Gartlan	$ 5,000	––	October 5, 2005
Rick Wynns	$30,000	$10,000	October 3, 2005	November 3, 2008
Rick Wynns	$30,000	$30,000	October 14, 2005	February 14, 2008
Gary McNear	$ 1,000	$ 1,000	November 22, 2005	December 31, 2008
Jerry Horne	$50,000	––	November 28, 2005

All of the lenders are shareholders of the Company. Mr. Gartlan, Mr. McNear, and Mr. Wynns are Directors of the Company. During the year ended December 31, 2006, Mr. Gartlan was paid in full and Mr. Wynns was paid back a total of $20,000 of principal. Mr. Horne converted his loans and accrued interest in October of 2007. All remaining lenders have agreed to repayment terms that extend the due date to December 31, 2008.

On October 26, 2007, CoroWare entered into a short-term debt obligation totaling $85,000 with Amy Spencer, the spouse of a director and current Interim Chief Executive Officer. The entire balance of the loan plus accrued interest at 1.5% per month was due on November 15, 2007. A late fee of 5% was payable, if the loan was in default. The loan was paid in full within the terms of the loan.

During October 2007, several current directors and officers invested $35,000 in Series C preferred stock, which is described in Note 13 in the notes to financial statements.

OTHER BUSINESS

The Board of Directors is not aware of any matter other than the matters described above to be presented for action at the Meeting. However, if any other proper items of business should come before the Meeting, it is the intention of the individuals named on your proxy card as the proxy holders to vote in accordance with their best judgment on such matters.

By Order of the Board of Directors

/s/ LLOYD T. SPENCER
Lloyd T. Spencer
Interim Chief Executive Officer

Dated: October 31, 2008

Redmond, Washington

ANNEX A

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

COROWAWARE, INC.

The undersigned, being the ______ and ______ of COROWARE, INC., a corporation existing under the laws of the State of Delaware, does hereby certify under the seal of the said corporation as follows:

1.  The name of the Corporation (hereinafter referred to as the “Corporation”) is Coroware, Inc.

2.  The certificate of incorporation of the Corporation is hereby amended by inserting the following paragraph at the end of Article Fourth:

“By Resolution of the Board of Directors and majority vote of the Shareholders, the Company shall reverse-split its common shares, on a 1 for 300 share ratio, with each 300 currently issued and outstanding share of the Company’s common stock being replaced by 1 new share of post-split common stock. Par value shall remain unchanged and fractional shares shall be replaced by a single new share. All other rights and privileges of the common stock shall remain unchanged. Preferred stock and the authorized common stock shall not be affected by this amendment.”

3.  The amendment of the certificate of incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation’s Board of Directors and stockholders holding a majority of the outstanding shares of common stock of the Corporation in accordance with the provisions of Sections 141(f), 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation’s Certificate of Incorporation, as amended, to be signed by ___________, its Chief Executive Officer and Secretary, this ___ day of ________, 200_ .

COROWARE, INC.

By:
Name: Title:

A-1

PROXY

COROWARE, INC.

ANNUAL MEETING OF STOCKHOLDERS - TO BE HELD

DECEMBER 8, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints LLOYD T. SPENCER with full power of substitution in each, as proxies for the undersigned, to represent the undersigned and to vote all the shares of Common Stock of the Company which the undersigned would be entitled to vote, as fully as the undersigned could vote and act if personally present, at the Annual Meeting of Stockholders (the “Meeting”) to be held on December 8, 2008, at 10:00 A.M., Pacific Standard Time, or at any adjournments or postponements thereof.

Should the undersigned be present and elect to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder’s decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES FOR DIRECTOR

AND EACH OF THE LISTED PROPOSALS.

Proposal(1) The election as directors of all nominees listed below to serve until the 2009 Annual Meeting of Stockholders or until their successors have been duly elected and qualified (except as marked to the contrary).

Charles House	For	Against	Abstain
Martin Nielson	For	Against	Abstain
John Kroon	For	Against	Abstain
Lloyd Spencer	For	Against	Abstain

To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

Proposal No. (2) - Ballot with Respect to the Amendment to the Company’s Articles of Incorporation so as to consolidate the outstanding Common Shares of the Company on a one for three hundred (1:300) basis.

I/We hereby vote all the shares of the Company that I/we am/are entitled to vote either in person or by proxy at the Meeting, for or against the adoption of the following resolution:

RESOLVED, that the Amendment to the Company’s Articles of Incorporation so as to consolidate the outstanding Common Shares of the Company on a one for three hundred (1:300) basis is, approved, ratified and confirmed.

For	Against	Abstain

Proposal (3) To ratify the selection of LBB & Associates Ltd., LLP (“LBB & Associates”) as our independent auditors for the fiscal year ending December 31, 2008; and

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal (4) To transact such other business as may properly come before the Meeting and any adjournment or postponement thereof.

FOR ☐ AGAINST ☐ ABSTAIN ☐

The shares represented by this proxy will be voted as directed by the stockholder, but if no instructions are specified, this proxy will be voted for the election of the Board nominees and for proposals (2), (3) and (4). If any other business is presented at the Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Meeting.

The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of the Notice of Annual Meeting and accompanying Proxy Statement relating to the Meeting and an Annual Report to Stockholders for fiscal year ended December 31, 2007.

NOTE: PLEASE MARK, DATE AND SIGN AS YOUR NAME(S) APPEAR(S) HEREON AND RETURN IN THE ENCLOSED ENVELOPE. IF ACTING AS AN EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, ETC., YOU SHOULD SO INDICATE WHEN SIGNING. IF THE SIGNER IS CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME, BY DULY AUTHORIZED OFFICER. IF SHARES ARE HELD JOINTLY, EACH SHAREHOLDER SHOULD SIGN.

Signature (Please sign within the box) [ ________ ] DATE: _______, 2008	DATE: _______, 2008 Signature (Joint owners) [_________ ]